Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement No 333-172944 on Form S-1 of our report dated November 8, 2010   with respect to the audited consolidated financial statements of China Aluminum Foil, Inc. for the year ended June 30, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

July 1, 2011